Exhibit 15.2

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (333-286235) of our report dated April 30, 2026, relating to the consolidated financial statements of Yueda Digital Holding (the “Company”), formerly known as AirNet Technology Inc., included in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Assentsure PAC

Singapore

April 30, 2026